Exhibit 10.2

[FORM OF AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (the “Amendment”) is made and entered into as of July 9, 2010, by and between                              (the “Company”) and                              (the “Investor”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement, dated as of July 8, 2010, (the “Agreement”), by and among the Company, the Investor and other signatory parties thereto (collectively with the Investor, the “Buyers”).

WHEREAS, the Company and the Buyers entered into the Agreement pursuant to which the Company agreed to issue and sell the Securities to the Buyers and the Buyers agreed to purchase the Securities from the Company;

WHEREAS, Section 9(e) of the Agreement permits the amendment of any provision of the Agreement if and only if such amendment is in writing and signed by the holders of at least two-thirds of the aggregate number of Common Shares issued and issuable pursuant to the Agreement;

WHEREAS, the parties to the Agreement desire to amend certain provisions contained in the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.01. Amendment. Subject to the provisions of Section 1.04 of this Amendment, Section 1(b) of Exhibit A to the Agreement is amended to be replaced in its entirety by the following language:

“(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $3.49, subject to adjustment as provided herein.”

Section 1.02. Full Force and Effect. Except as specifically provided by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Company or the Investor under the Agreement. To the extent any of the terms and provisions of the Agreement are inconsistent with the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

Section 1.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 1.04. Counterparts; Conditional Precedent to Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The effectiveness of this Amendment is subject to the receipt by the Company and the Investor of fully executed copies of agreements identical to this Amendment duly executed and delivered by the Company on the one hand and each of the Buyers on the other hand. Unless or until the conditions set forth in the previous sentence are satisfied, this Amendment shall have no effect and no party shall have any right or obligation hereunder.

Section 1.05. Amendment; Waiver. Neither this Amendment nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year herein above first written.

UTEK CORPORATION

By:
Name:
Title:

INVESTOR

By:
Name:
Title: